UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2023

TSCAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40603	82-5282075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

830 Winter Street, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (857) 399-9500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Voting Common Stock, $0.0001 par value per share	TCRX	The Nasdaq Global Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On May 16, 2023, TScan Therapeutics, Inc. (“TScan” or the “Company”) entered into a sales agreement (the “Sales Agreement”) with Wedbush Securities Inc. (“Wedbush”) to issue and sell shares (the “Placement Shares”) of the Company’s voting common stock, par value $0.0001 per share, (the “Common Stock”) from time to time during the term of the Sales Agreement, through an “at-the-market” equity offering program as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), under which Wedbush will act as the Company’s sales agent and/or principal. The Placement Shares will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-268260) filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2022, as declared effective by the SEC on May 16, 2023 and a prospectus supplement relating to the Placement Shares that was filed with the SEC on May 16, 2023.

Under the Sales Agreement, the Company will set the parameters for the sale of the Placement Shares, including the number of Placement Shares to be issued, the time period during which sales are requested to be made, limitation on the number of Placement Shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, Wedbush will use commercially reasonable efforts, consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations and the rules of the Nasdaq Global Market LLC, to sell Placement Shares from time to time based upon the Company’s instructions, including any price, time or size limits specified by the Company. Subject to the terms and conditions of the Sales Agreement, Wedbush may sell Placement Shares by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including block trades and sales made in ordinary brokers’ transactions on The Nasdaq Global Market LLC or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Company will pay Wedbush a commission of up to 2.0% of the aggregate gross proceeds from each sale of any Placement Shares and provide Wedbush with customary indemnification and contribution rights. The Company is not obligated to make any sales of Common Stock under the Sales Agreement. The Company or Wedbush may suspend or terminate the offering of Placement Shares upon notice to the other party and subject to other conditions as set forth in the Sales Agreement. Under the terms of the Sales Agreement, the Company may also sell Placement Shares to Wedbush acting as principal for Wedbush’s own account at prices agreed upon at the time of sale.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Goodwin Procter LLP relating to the Placement Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

1.1	Sales Agreement, by and between TScan Therapeutics, Inc. and Wedbush Securities Inc., dated May 16, 2023.

5.1	Legal Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TScan Therapeutics, Inc.

Date: May 16, 2023	By:	/s/ Brian Silver
Brian Silver
Chief Financial Officer